      As filed with the Securities and Exchange Commission on May 1, 1998

                                   Registration No. 333-
--------------------------------------------------------------------------------
                     SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington, D.C. 20549
                                 ______________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________
                       MILLENNIUM SPORTS MANAGEMENT, INC.
               (Exact name of issuer as specified in its charter)

        NEW JERSEY                                       22-3127024
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

        ROSS' CORNER
U.S. Highway 206 and County Route 565                       07822-0117
        P.O. BOX 117                                        (Zip Code)
      AUGUSTA, NEW JERSEY
(Address of Principal Executive Offices)


                             1993 STOCK OPTION PLAN
                             1996 STOCK AWARD PLAN
                            (Full title of the plan)

                                BARRY M. LEVINE
              President and Chief Executive Officer and President
                       MILLENNIUM SPORTS MANAGEMENT, INC.
                                  ROSS' CORNER
                     U.S. HIGHWAY 206 AND COUNTY ROUTE 565
                                  P.O. BOX 117
                         AUGUSTA, NEW JERSEY 07822-0117
                    (Name and address of agent for service)

                                 (973) 383-7644
         (Telephone number, including area code, of agent for service)

                          Copies of communications to:

                                 SHAHE SINANIAN, ESQ.
                              Greenberg Traurig Hoffman
                                Lipoff Rosen & Quentel
                                   200 PARK AVENUE
                              New York, New York  10166
                                 Tel: (212) 801-9200
                                 Fax: (212) 801-6400

                        CALCULATION OF REGISTRATION FEE

                                                                                Proposed           Proposed
                                                               AMOUNT            maximum            maximum        AMOUNT OF
                        Title of                                to be        offering price        aggregate      registration
               securities to be registered                  registered(1)       per share       offering price        fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share                          2,000 shares(2)      $14.375(3)         $28,750(4)      $8.48
Common Stock, no par value per share                          9,071 shares(5)      $  3.13(6)         $28,392(7)      $8.38
------------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value per share                            42,500 shares (8)    $3.13(6)         $  133,025(9)          $ 39.24
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share                           250,000 shares (10)   $0.25(3)         $   62,500(4)          $ 18.44
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share                           750,000 shares (11)   $3.13(6)         $2,347,500(7)          $692.51
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                                           1,053,571 shares                     $2,600,167             $767.05
====================================================================================================================================

(1) Pursuant to Rule 416(a), the number of shares of Common Stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 1993 Stock Option Plan and the 1996 Stock Award Plan.

(2) Represents the aggregate number of shares issuable upon exercise of currently outstanding options granted under the 1993 Stock Option Plan.

(3) Represents the weighted average exercise price (rounded to the nearest cent) at which the shares will be issued.

(4) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the weighted average exercise price (rounded to the nearest cent) at which the shares will be issued.

(5) Represents the aggregate number of shares underlying options presently available for issuance under the 1993 Stock Option Plan.

(6) Represents the average of the high and low prices of the Common Stock (rounded to the nearest cent) as reported on the Nasdaq SmallCap Market on April 27, 1998.

(7) Computed in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the weighted average of the high and low prices of the Common Stock (rounded to the nearest cent) as reported on the Nasdaq SmallCap Market on April 27, 1998, because the exercise price at which the shares will be issued in the future is not currently determinable.

(8) Represents shares heretofore issued upon exercise of options granted under the 1993 Stock Option Plan.

(9) Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The aggregate offering price and amount of registration fee have been computed based on the average of the high and low prices of the Common Stock (rounded to the nearest cent) as reported on the Nasdaq SmallCap Market on April 27, 1998.

(10) Represents the aggregate number of shares issuable upon exercise of currently outstanding options granted under the 1996 Stock Award Plan.

(11) Represents the aggregate number of shares underlying options presently available for issuance under the 1996 Stock Award Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement, or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          The following reoffer prospectus filed as part of the Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used by certain officers, directors and controlling stockholders of the Company for the resale to the public of Shares to be issued to them upon exercise of options and awards heretofore or hereafter granted under the 1993 Stock Option Plan and the 1996 Stock Award Plan (collectively, the "Plans"). Such persons may be deemed to be in a control relationship with the Company within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and such Shares may be deemed to be "control securities" within the meaning of General Instruction C to Form S-8. The following reoffer prospectus may also be used for the resale to the public of certain Shares heretofore issued upon exercise of options granted under the 1993 Stock Option Plan. Such Shares may be deemed to be "restricted securities" within the meaning of General Instruction C to Form S-8.

PROSPECTUS
----------

                                1,053,571 SHARES

                       MILLENNIUM SPORTS MANAGEMENT, INC.

                                  COMMON STOCK
                             _____________________

  This Prospectus relates to 1,053,571 shares of common stock, no par value (the "Common Stock"), of Millennium Sports Management, Inc., a New Jersey corporation (the "Company"), which may be offered and sold from time to time pursuant to this Prospectus (the "Shares") by the persons named in this Prospectus as "Selling Stockholders" (the "Selling Stockholders"). The Selling Stockholders have acquired or will acquire the Shares upon exercise of options heretofore or hereafter granted under the Company's 1993 Stock Option Plan or 1996 Stock Award Plan (referred to herein, collectively, as the "Plans"). See "SELLING STOCKHOLDERS."

  The Shares may be sold from time to time to purchasers directly by any of the Selling Stockholders or by pledgees, donees, transferees or other successors in interest, in one or more transactions (which may involve one or more block transactions) on the SmallCap Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ SmallCap Market"), in sales occurring in the public market off the Nasdaq SmallCap Market, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. See "PLAN OF DISTRIBUTION."

     The Shares will be sold, or otherwise disposed of, for the account of the Selling Stockholders, and the Company will not be entitled to any of the proceeds from such sales or dispositions. See "USE OF PROCEEDS." All expenses incurred in connection with the registration of the Shares are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder. See "PLAN OF DISTRIBUTION."

  The Selling Stockholders and any dealer participating in the distribution of any Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act. See "PLAN OF DISTRIBUTION."

     Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering or secondary distribution, or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each such Selling Stockholder and of the participating broker or dealer,
(b) the number of Shares involved, (c) the price at which such Shares were sold,
(d) the commissions paid or the discounts or concessions allowed to such broker or dealer, where applicable, (e) that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (f) other facts material to the transaction. See "PLAN OF DISTRIBUTION."

  There is no assurance that any of the Selling Stockholders will sell any or all of the Shares. The Common Stock of the Company is currently listed on the Nasdaq SmallCap Market under the symbol "MSPT". On April 27, 1998, the closing price of the Common Stock as reported by Nasdaq was $3.25 per share. Prospective investors are urged to obtain a current price quotation.

  Prospective investors should carefully consider the factors set forth under "RISK FACTORS" beginning on page 6 of this Prospectus.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                The date of this Prospectus is _________, 1998.

                               TABLE OF CONTENTS

                                                 Page
                                                 ----

AVAILABLE INFORMATION............................   2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..   3

THE COMPANY......................................   4

RISK FACTORS.....................................   6

USE OF PROCEEDS..................................  11

SELLING STOCKHOLDERS.............................  11

PLAN OF DISTRIBUTION.............................  13

LEGAL MATTERS....................................  14

EXPERTS..........................................  14


  No person has been authorized to give any information or to make any representation not contained in this Prospectus in connection with any offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to buy, nor shall there be any offer to sell, solicitation of an offer to buy or sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer, solicitation or sale. Neither the delivery of this Prospectus at any time nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to such date.

                           _________________________

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed with the Commission, as well as the Registration Statement (as defined below) of which this Prospectus is a part, may be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, certain material filed by the Company can be inspected at the NASD Public Reference Room of the National Association of Securities Dealers Automated Quotation System, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1506, through which the Company's Common Stock is quoted. Also, the Company files such reports, proxy statements and other information with the Commission pursuant to the Commission's EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission pursuant to the EDGAR system. The address of the Commission's web site is "http://www.sec.gov".

  This Prospectus constitutes a part of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company on May 1, 1998 with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement and incorporates by reference certain additional information. Such additional information can be inspected at and obtained from the Commission in the manner set forth above. Statements contained in this Prospectus or in any document incorporated herein by reference as to the terms of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                           _________________________

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents heretofore filed by the Company with the Commission (File No. 0-22042) under the Exchange Act are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997, consisting of the Company's Current Report on Form 8-K dated April 29, 1998; and

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on July 7, 1993 under
Section 12(g) of the Exchange Act, including any subsequent amendment or any report or other filing with the Commission updating such description.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of the Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein), as well as other documents required to be delivered to employees pursuant to Rule 428(b), will be provided without charge to each person (including any beneficial owner) to whom this Prospectus is delivered upon the written or oral request of such person. Requests should be made to:

                       Millennium Sports Management, Inc.
                                  Ross' Corner
                     U.S. Highway 206 and County Route 565
                                  P.O. Box 117
                         Augusta, New Jersey 07822-0117
                       Attention:  Shareholder Relations
                           Telephone: (973) 383-7644

                                  THE COMPANY

  The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus or incorporated herein by reference. Investors should also carefully consider the information set forth under the heading "RISK FACTORS." As used herein, the term "Company" refers to Millennium Sports Management, Inc.

  The Company has developed a regional sports entertainment and recreation center in Sussex County, New Jersey, known as the Skylands Park Sports and Recreation Center (the "Complex"). The Complex has been designed with a view to addressing both the entertainment interests and the sports and other recreational needs of the region's diverse population (including interest in spectator sports, and the need for equipment and practice facilities for participatory sports and activities), including tourists who visit the region regularly. The Company also seeks to take advantage of the related market for sporting goods, sports apparel and sports collectibles.

  The centerpiece of the Complex is Skylands Park, which is a 4,300 seat professional baseball stadium ("Skylands Park"), and is, among other things, the home of the New Jersey Cardinals (the "Team"), a Class "A" Minor League affiliate of the St. Louis Cardinals Major League baseball franchise of the National League. The Company has a minority ownership interest in Minor League Heroes, L.P., the limited partnership that owns the Team. The Team is a member of the New York-Penn League. Skylands Park was placed in operation in April 1994, and the Team has played all of its home games at Skylands Park during the 1994 through 1997 Minor League baseball seasons.

  During the 1997 calendar year, in addition to the Team's 38 regular season home games, Skylands Park hosted a total of 91 college, high school and other amateur games, including 18 home games of the Sussex County Colonels (the "Colonels"), a member of the summer Atlantic Collegiate Baseball League (the "ACBL"), and the ACBL All-Star Game. The Company has terminated its agreement with the Colonels, and has entered into a lease agreement with Ladies Professional Baseball ("LPB") pursuant to which the league-owned LPB franchise in New Jersey will play all of its home games at Skylands Park in the 1998,1999 and 2000 baseball seasons.

  The remainder of the Complex follows a courtyard village design theme, and includes a recreation facility containing batting cages, a soft-play area, sports video parlor, mini-gym, children's party room and sports collectibles store; a wholesale and retail sporting goods outlet; and an exhibit hall. The Company is currently exploring potential alternate uses of the exhibit hall.

  In 1994 through 1996, the Company published six issues of BarnStorming: New
                                                            -----------------
Jersey's Baseball Magazine, a quarterly baseball magazine edited by Phil Pepe, a
--------------------------
nationally syndicated sports columnist and author. The Company did not realize a profit from the magazine, and the Company has discontinued publication of

BarnStorming.
------------

  The Company currently operates, in the Complex, a Skylands Sporting Goods store, which encompasses approximately 3,000 square feet and which sells, both at retail and at wholesale, a broad range of sporting goods relating to baseball and other sports, Team paraphernalia and apparel and equipment related to other sports such as basketball, football and hockey .

  In the first quarter of 1998, the Company entered into agreements with affiliates of Golf Stadiums, Inc., William F. Rasmussen and Glenn J. Rasmussen, in implementation of such parties' October 1997 letter of intent, with respect to the development, through a joint venture corporation known as Stadium Capital, Inc. ("Stadium Capital"), of a "Stadium Golf" resort destination (including two 18-hole professional golf courses and a related "Stadium" facility containing luxury boxes and/or condominium units, grandstand seating, telecast facilities, professional golf facilities and dining and locker room amenities) in Naples, Florida. The Company currently holds 50% of the outstanding capital stock of Stadium Capital. Stadium Capital is in the start-up phase, and the implementation of its business plan is dependent upon raising substantial financing. There can be no assurance that Stadium Capital will be able to obtain any or all of this required financing.

  The Company also intends to utilize the professional skills and collective sports-related backgrounds of its management team to provide strategic, financial and operational consulting services to small to mid-sized professional franchise owners and sports facility operators. However, the Company has not yet entered into any definitive consulting arrangements.

  The Company filed a voluntary petition for reorganization with the United States Bankruptcy Court for the District of New Jersey (the "Court") on June 1, 1994. The Company made such filing with a view to fostering a more orderly payment and resolution of the Company's obligations. On April 13, 1995, with the requisite approval of the Company's creditors, the Court approved and confirmed the Company's proposed plan of reorganization (the "Plan"), and the Company has since paid substantially all of its pre-petition obligations at their original principal amounts.

  The Company was incorporated in New Jersey on August 28, 1991 under the name Skylands Park Management, Inc. Subsequently, the Company changed its name to Millennium Sports Management, Inc. The Company's executive office is located at Ross' Corner, U.S. Highway 206 and County Route 565, P.O. Box 117, Augusta, New Jersey 07822-0117, and its telephone number is (973) 383-7644.

                                  RISK FACTORS

  Prospective investors should consider carefully the following factors associated with the ownership of Common Stock together with the other information contained in this Prospectus.

Consistent History of Losses From Operations

  The Company incurred significant losses during its construction phase, and has incurred operating losses in each year of operations. Although the Company has placed into operation substantially all elements of the Complex, the Company's ability to operate profitably will depend on a number of other factors, including the public's ongoing reception to the Complex, general economic conditions which will affect the amounts available for recreational expenditures generally, and the Company's ability to add business operations to provide cash
flow on a year-round basis.   There is a substantial probability that, unless
the Company is able to successfully promote Skylands Park and the Complex for a substantial number of additional events in the spring through the fall, and/or is able to develop or acquire supplemental businesses which can produce revenues and positive cash flow in the winter months (which would require the Company to obtain additional financing, whether by means of this offering or otherwise), the Company will continue to incur losses and negative cash flow from its existing operations. From the inception of the Company through December 31, 1997, the Company incurred accumulated losses of approximately $4,993,000, including reorganization expenses attributable to its bankruptcy proceedings of approximately $637,000.

  Due to the Company's consistent history of operating losses, the likelihood of continuing losses in the future, and the Company's need for additional financing to cover such potential losses and pay its liabilities when due, the opinion of the Company's independent auditors, included in the audited financial statements appearing elsewhere in this Prospectus, includes a "going concern" qualification, indicating that the foregoing factors raise substantial doubt about the Company's ability to continue as a going concern.

BANKRUPTCY PROCEEDINGS; NEED FOR ADDITIONAL CAPITAL

  On June 1, 1994, the Company filed a voluntary petition for reorganization with the United States Bankruptcy Court for the District of New Jersey (the "Court"). Such filing was precipitated by the Company's lack of necessary capital, and was made in order to enable the Company to establish orderly payment mechanisms for its then-outstanding obligations. Although the Company's Plan of Reorganization (the "Plan") has been approved and implemented, and the Company has paid substantially all of its pre-petition liabilities in the original amounts thereof and in accordance with the Plan, the funds utilized to make such payments have been made primarily out of the net proceeds of equity financings, and not out of cash flow from operations. Unless and until the Company is able to more fully utilize its existing facilities, and/or is able to develop or acquire supplemental businesses, it is unlikely that the Company will produce sufficient cash flow from operations to cover its expenses; accordingly, the Company will need to raise additional capital to sustain its operations, and there can be no assurance that the Company will be able to do so on favorable terms, if at all. In addition, the Company may, notwithstanding its adherence to the Plan, continue to suffer the stigma that is often attached to companies that have been the subject of bankruptcy proceedings, and this may in the future materially adversely affect the market price of the Company's securities, and the Company's ability to transact business on terms that would be available to other entities which have not been the subject of bankruptcy proceedings.

POSSIBLE INABILITY TO OBTAIN ADDITIONAL EQUITY FINANCING

  In addition to the shares included in this Prospectus, the Company has reserved an aggregate of 6,608,594 shares of Common Stock for issuance pursuant to outstanding warrants. As a result, the Company's ability to obtain additional equity financing in the future may be adversely affected by the existence of outstanding warrants and options. The holders of such warrants and/or options may exercise them at a time when the Company could obtain additional capital on terms more favorable than those provided by the warrants and/or options. The exercise of a significant number of warrants and/or options could have a depressive effect upon the market price of the Common Stock. There can be no assurance that the Company will be able to raise additional funds through a subsequent public offering or otherwise.

INFLUENCE OF CERTAIN MARKETMAKERS

  Certain broker-dealers are the principal marketmakers for the Company's securities. For this reason, the bid and asked prices for the Company's securities may be significantly influenced by decisions of these marketmakers to buy or sell these securities for their own account. Furthermore, there can be no assurance that any marketmaking activities of these marketmakers will be continued at any time. If such marketmakers were to significantly reduce or cease such marketmaking activities, this could have a material adverse effect on the market price of the Company's securities.

QUALIFICATION REQUIREMENTS FOR NASDAQ
SECURITIES; RISK OF LOW-PRICED SECURITIES

  Although the Company's Common Stock is currently listed and qualifies for continued listing on NASDAQ, if the Company were to experience continued losses from operations or adverse trading conditions, it may be unable to maintain the standards for continued listing, and its securities could be subject to delisting from NASDAQ. Trading, if any, in the Company's securities would thereafter be conducted in the over-the-counter market on the National Association of Securities Dealers, Inc. ("NASD") OTC Electronic Bulletin Board established for securities that do not meet the NASDAQ listing requirements, or quoted in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate price quotations and volume information concerning, the Company's securities.

  In addition, if the Company's securities were delisted from NASDAQ, they would be subject to the low-priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally defined as investors with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse). In the event that the Company's securities become subject to the "penny stock" rules, holders of the Company's securities will find it substantially more difficult to obtain price information and/or dispose of their securities.

Potential "Dram Shop" Liability

  The Company serves alcoholic beverages, such as beer, at Skylands Park. Under New Jersey law, facilities that serve alcoholic beverages are subject to "dram shop" laws and legislation, which impose liability on licensed alcoholic beverage servers for injuries or damages caused by their negligent service of alcoholic beverages to a visibly intoxicated person or to a person whom the server knows (or reasonably should know) is a minor, if and to the extent that such service is the proximate cause of the injury or damage and such injury or damage is a reasonably foreseeable consequence of the negligent service. The Company is named as an additional insured on its concessionaire's insurance, which the Company believes is adequate to protect against such liability. However, there can be no assurance that such coverage will apply in all cases, that the Company will not be subject to a judgment in excess of such insurance coverage, or that such insurance coverage will continue to be available. The imposition of a judgment in excess of the Company's insurance coverage would have a material adverse effect on the Company.

INSURANCE

  Although the Company maintains (and plans to continue to maintain) insurance coverage that it believes to be customary and generally consistent with the levels and types of coverage existing for other owners and operators of sports stadiums and related entertainment facilities, to the extent that such coverage is inadequate or the Company incurs losses which are uninsured, such losses could have a material adverse effect on the Company and its capital resources.

SEASONALITY

  The Company's revenues and cash flow from operations have been significantly greater in each spring, summer and fall, than in the winter months (when Skylands Park is not likely to be rented for outdoor events, and the Company relies upon income generated by its other businesses). The Company has historically been unable to generate sufficient cash flow from operations during the seasons of full operations, and the Company has thus been required to utilize other cash resources (primarily from the issuance of equity securities) to meet cash flow shortages, including the payment of operating expenses in the winter months. There can be no assurance that, in the future, the Company will have sufficient other cash resources to cover off-season expenses, or that the Company will be able to acquire or develop any businesses which would provide revenues and/or cash flow during the winter months. Although the Company has invested in a 50% ownership interest in Stadium Capital with a view to mitigating the existing seasonality in the Company's business, there can be no assurance as to whether or when Stadium Capital will be successful in implementing its business plan, or whether or when the Company will be able to derive any revenues or cash flow from that investment.

COMPETITION

  The Company's revenues have been and are anticipated to be generated primarily from rental fees charged to the Team and other tenants (such as Ladies Professional Baseball, and college and high school baseball teams) and from concession sales and parking fees generated from events scheduled at Skylands Park, as well as the Company's other businesses in the Complex. Accordingly, the Company competes primarily for the public's entertainment expenditures. Although the Company believes that Sussex County, New Jersey is a growing market for sports-oriented entertainment, especially as a result of its growing tourism attractions, there can be no assurance that the Company will be successful in marketing its businesses. In this connection, the Company has competed and will be competing with established companies and other sports and entertainment complexes (including four sports and entertainment complexes in Sussex County, where the Company is located) with substantially greater financial resources and name recognition than those of the Company, and there can be no assurance that the Company will be able to successfully compete against such companies and sports and entertainment complexes for the public's entertainment expenditures. In addition, the Company's sporting goods business competes with sporting goods retailers operating in the proximate geographic area of the Complex, as well as national mail order and catalogue businesses.

CONFLICTS OF INTEREST

  Barry J. Gordon and Marc H. Klee, who are directors of the Company, are also executive officers and equity owners of the general partner of the limited partnership which owns the Team. In order to avoid potential conflicts, the Company has established a policy that requires that decisions relating to the relationship between the Company and the Team be made by directors other than Messrs. Gordon and Klee.

DEPENDENCE ON KEY PERSONNEL; LACK OF PRIOR
EXPERIENCE; NEED FOR ADDITIONAL PERSONNEL

  The Company is dependent upon Barry M. Levine (the Company's President and Chief Executive Officer), who is employed pursuant to an employment agreement which expires on December 31, 1999, and Robert H. Stoffel, Jr. (the Company's Chief Financial Officer), who is employed pursuant to an employment agreement which expires on October 31, 1998. The loss or unavailability of Mr. Levine or Mr. Stoffel could have a material adverse effect on the operations of the Company. Mr. Levine and Mr. Stoffel have each agreed to devote the majority of their business time to the affairs of the Company. The Company does not maintain life insurance on the lives of either of such individuals.

  The successful marketing of the proposed businesses of the Company is partially dependent upon the availability of qualified personnel. Prior to joining the Company, neither Mr. Levine nor any other executive officer of the Company had any significant experience in operating or managing businesses of the type conducted and proposed to be conducted by the Company. There can be no assurance that the Company will be successful in recruiting qualified personnel, or in retaining such personnel, or, if retained, retained at a cost deemed reasonable to the Company.

STADIUM GOLF

  The Company has made a significant investment in Stadium Capital, Inc., a joint venture formed by the Company with certain affiliates of Golf Stadiums, Inc., William F. Rasmussen and Glenn J. Rasmussen. The purpose of such joint venture is to plan, construct, develop and operate a "Stadium Golf" resort destination in Naples, Florida. In order to implement its business plan, Stadium Capital will need to raise substantial amounts of financing, and there can be no assurance as to whether or when it will be able to obtain any or all of the required financing, or whether or when the Company will receive any return on its investment in Stadium Capital.

DIVIDENDS

  The Company has not paid any cash dividends on its Common Stock and does not intend to pay any such cash dividends in the foreseeable future. The Company intends to retain its earnings for use in operating and developing its business and does not expect to change this policy.

SHARES ELIGIBLE FOR FUTURE SALE

  Substantially all of the currently outstanding shares of Common Stock are now freely tradable or may be sold in compliance with Rule 144 or another applicable exemption under the Securities Act.

  Under Rule 144, a person who has held restricted securities of the Company for one year may, every three months, sell in ordinary broker's transactions or in transactions directly with a marketmaker, a number of shares of Common Stock equal to the greater of 1% of the Company's then-outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of restricted shares without any quantity limitations by a person who is not an affiliate of the Company and has satisfied a two-year holding period. Existing holdings of restricted securities of the Company are such that the volume limitations under Rule 144 are not an impediment to the sale of any of such shares. Sales of Common Stock under Rule 144 may, in the future, have a depressive effect on the then-current market price of the Common Stock. This could result in shareholders of the Company receiving a lower price upon any resale of their shares of Common Stock, and could impair the Company's ability to raise capital on favorable terms, if at all.

RESTRICTIONS ON CHANGE OF CONTROL OF
THE COMPANY; ISSUANCE OF PREFERRED STOCK

  The Company's Certificate of Incorporation and By-Laws contain certain provisions that could have the effect of delaying or hindering a change of control or sale of the Company, which could limit the ability of shareholders to dispose of their Common Stock in certain transactions.

  In addition, the Board of Directors may issue one or more series of preferred stock without any action by the shareholders of the Company, the existence and/or terms of which may adversely affect the rights of the holders of the Common Stock. In addition, the issuance of preferred stock may be used as an "anti-takeover" device without further action on the part of the shareholders. Issuance of preferred stock, which may be accomplished through a public offering or a private placement to parties favorable to current management, may dilute the voting power of holders of Common Stock (such as by issuing preferred stock with super voting rights) and may render more difficult the removal of current management, even if such removal may be in the shareholders' best interest.

NO PREEMPTIVE RIGHTS; POSSIBLE DILUTIVE EVENTS

  The holders of Common Stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. Accordingly, if the Company were to elect to sell additional shares of Common Stock following this offering, or if insiders were to elect to receive payment of their pre-petition claims in the form of shares of Common Stock, the persons acquiring Common Stock in this offering would have no right to purchase additional shares, and as a result, their percentage equity interest in the Company would be reduced.

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the sale or other disposition of the Shares by the Selling Stockholders hereunder. However, in order to obtain the Shares, the Selling Stockholders will be required to exercise options for the purchase of such Shares, and the Company would receive the exercise price from any such exercised options.

                              SELLING STOCKHOLDERS

  This Prospectus may be used by certain officers, directors and controlling stockholders of the Company for the resale to the public of Shares to be issued to them upon exercise of options and awards heretofore or hereafter granted under the Plans. Such persons may be deemed to be in a control relationship with the Company within the meaning of the Securities Act and the rules and regulations of the Commission thereunder, and such Shares may be deemed to be "control securities" within the meaning of General Instruction C to Form S-8. This Prospectus may also be used for the resale to the public of certain Shares heretofore issued upon exercise of options granted under the Plans. Such Shares may be deemed to be "restricted securities" within the meaning of General Instruction C to Form S-8. The securities referred to in this paragraph may also be resold pursuant to Rule 144 under the Securities Act or in other transactions exempt from registration.

  The persons who may resell Shares pursuant to this Prospectus are referred to in this Prospectus collectively as "Selling Stockholders." The following table sets forth, as to each Selling Stockholder: the name of the Selling Stockholder; the nature of any position, office or other material relationship with the Company or its affiliates within the past three (3) years; the number of shares of Common Stock of the Company and the percentage of the outstanding shares of Common Stock owned as of April 27, 1998; the number of such shares which may be sold hereby for the account of the Selling Stockholder; and the number of such shares and percentage of the outstanding shares of such class that will be owned by the Selling Stockholder, assuming the sale of all the Shares offered hereby.

                                              SHARES OF                                                          SHARES OF
                                             COMMON STOCK                                                      COMMON STOCK
                                            OWNED PRIOR TO                                                      OWNED AFTER
                                             THE SALE(1)                                                         THE SALE
                                  -----------------------------                                     ------------------------------
                                                                               NUMBER OF SHARES
NAME AND                                                                      WHICH MAY BE SOLD
 POSITION/RELATIONSHIP                 NUMBER        PERCENT(2)                     HEREBY               NUMBER         PERCENT(2)
----------------------              ------------  ----------------           -------------------      -------------  -------------
Barry M. Levine.............              85,200            1.3%                     85,000(3)                  200        *
 President, Chief Executive
 Officer and Director
Robert H. Stoffel, Jr.......              56,500        *                            55,000(4)                1,500        *
 Vice President, Chief
 Financial Officer, Chief
 Accounting Officer and
 Director
Barry J. Gordon.............             107,970            1.6%                     75,000(5)               32,970        *
 Director
Marc H. Klee................             131,670            1.9%                     75,000(5)               56,670        *
 Director
Wade Torppey................               2,500        *                             2,500(6)                    0        *
  ..........................
Total.......................             383,840            5.5%                    292,500                  91,340            1.3%
                                                                                   (3)(4)(5)(6)

_____________________________

*    Represents less than 1% of outstanding Common Stock.

(1) Shares of Common Stock issued or issuable to the Selling Stockholders upon exercise of options or awards granted under the Plans or other employee benefit plans of the Company or currently outstanding warrants, whether or not exercisable, are included.

(2) Percentages based on 6,696,309 shares of Common Stock outstanding as of April 27, 1998.

(3) Consists of 15,000 shares of Common Stock issued in July 1997 upon exercise of options granted under the 1993 Stock Option Plan, and 70,000 shares of Common Stock which are subject to currently exercisable options granted under the 1996 Stock Award Plan.

(4) Consists of 5,000 shares of Common Stock issued in November 1997 upon exercise of options granted under the 1993 Stock Option Plan, and 50,000 shares of Common Stock which are subject to currently exercisable options granted under the 1996 Stock Award Plan.

(5) Consists of 10,000 shares of Common Stock issued in August 1997 upon exercise of options granted under the 1993 Stock Option Plan, and 65,000 shares of Common Stock which are subject to currently exercisable options granted under the 1996 Stock Award Plan.

(6) Consists of 2,500 shares of Common Stock issued in July 1997 upon exercise of options granted under the 1993 Stock Option Plan, and 65,000 shares of Common Stock which are subject to currently exercisable options granted under the 1996 Stock Award Plan.

  The Company does not know whether any of the Selling Stockholders will use this Prospectus in connection with the offer or sale of any Shares, or, if this Prospectus is so used, how many Shares will be offered or sold. The information set forth in this section may be updated by the Company by use of supplements to this Prospectus issued subsequent to the date hereof.

                              PLAN OF DISTRIBUTION

  The Shares may be sold from time to time to purchasers directly by any of the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest, in one or more transactions (which may involve one or more block transactions) on the NASDAQ SmallCap Market, in sales occurring in the public market off the Nasdaq SmallCap Market, in separately negotiated transactions, or in a combination of such transactions. Each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices. Some or all of the Shares may be sold through brokers acting on behalf of the Selling Stockholders or to dealers for resale by such dealers, and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and/or the purchasers of such Shares for whom they may act as broker or agent (which discounts or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

  The Selling Stockholders and any dealer participating in the distribution of any Shares or any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or commissions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

  Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act, and if so deemed will be required to deliver a copy of this Prospectus, including a Prospectus Supplement, if required, to any person who purchases any of the Shares from or through such broker or dealer.

  The Company will inform the Selling Stockholders that the anti-manipulation rules under the Exchange Act may apply to sales in the market and will furnish the Selling Stockholders upon request with a copy of such rules. The Company will also inform the Selling Stockholders of the need for delivery of copies of this Prospectus.

  Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of Shares through a block trade, special offering or secondary distribution, or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each such Selling Stockholder and of the participating broker or dealer,
(b) the number of Shares involved, (c) the price at which such Shares were sold,
(d) the commissions paid or the discounts or concessions allowed to such broker or dealer, where applicable, (e) that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (f) other facts material to the transaction.

  In order to comply with the securities laws of certain states, if applicable, the Shares will be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

  There is no assurance that any of the Selling Stockholders will sell any or all of the Shares offered hereby.

     All expenses incurred in connection with the registration of the Shares are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Stockholders will be borne by each such Selling Stockholder.

                                 LEGAL MATTERS

  The validity of the Common Stock offered hereby will be passed upon for the Company by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, New York, New York ("Greenberg Traurig").

                                    EXPERTS

  The financial statements of the Company appearing in its Annual
Report (Form 10-KSB) for the year ended December 31, 1997 have been audited by Wiss & Company, LLP, Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference.
Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting. Audited financial statements to be included in subsequently filed documents will be incorporated herein by reference in reliance upon the reports pertaining to such financial statements of such independent accountants as are the Company's auditors from time to time (to the extent covered by consents filed with the Commission) and upon the authority of such accountants as experts in auditing and accounting.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          Millennium Sports Management, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 0-22042) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

          (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997, consisting of the Company's Current Report on Form 8-K dated April 29, 1998; and

          (c) The description of the Company's Common Stock, no par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated July 7, 1993, filed under Section 12(g) of the Exchange Act, including any subsequent amendment or any report or other filing with the Commission updating such description.

          In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the Common Stock to which this Registration Statement relates will be passed upon for the Company by Greenberg Traurig Hoffman Lipoff Rosen & Quentel, New York, New York ("Greenberg Traurig").

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The certificate of incorporation and by-laws of the Company provide that the Company shall indemnify officers and directors to the fullest extent allowed by the New Jersey General Corporation Law, as it now exists and as it may be amended. In general, New Jersey law grants a corporation the power to indemnify officers and directors (and former officers and directors in respect of actions taken while serving as an officer or director) against expenses and liabilities in connection with any proceeding against such officer or director relating to acts or omissions in such capacity, if the officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, the officer or director had no reasonable cause to believe that the subject conduct was unlawful. New Jersey law further permits additional rights of indemnification (to the extent permitted or not prohibited by other applicable law) if so provided under the corporation's certificate of incorporation or by-laws, except that no indemnification is permitted if it is determined by final judgment that the subject acts or omissions were in breach of the officer's or director's duty of loyalty to the corporation or its shareholders, or were not in good faith or involved a knowing violation of law, or resulted in receipt by the officer or director of an improper personal benefit. The Company's certificate of incorporation contains a provision expressly adopting this most expansive form of indemnification.

   Pursuant to Section 7 of the September 24, 1993 Underwriting Agreement (in connection with the Company's initial public offering of Common Stock and Class A Warrants), A.S. Goldmen & Co., Inc. ("Goldmen"), as underwriter, agreed to indemnify the Company, its directors, and certain of its officers and controlling persons, in respect of any losses or claims arising out of any information provided by such underwriter for use in the offering materials relating to such initial public offering.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     The restricted securities to be reoffered and resold pursuant to this Registration Statement were issued in transactions exempt from registration pursuant to Section 4(2) of the Securities Act. Each such transaction involved the issuance of shares of Common Stock pursuant to the exercise of options or awards granted under the Plans to persons who were officers, employees or directors of the Company and who had access to material information with respect to the Company.

ITEM 8.   EXHIBITS.

     Exhibit
     Number                        Description
     ------                        -----------

       4.1         Specimen Form of Common Stock Certificate.(1)

       4.2         1993 Stock Option Plan.(2)

       4.3         1996 Stock Award Plan.(2)

       4.4         Amendment to 1996 Stock Award Plan.(3)

       5.1         Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel.

      23.1         Consent of Wiss & Company, LLP.

      23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel (contained in Exhibit 5.1).

      25.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

____________________
(1) Incorporated by reference, filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form SB-2, filed on December 16, 1996, SEC File No. 333-90.

(2) Incorporated by reference, filed as an exhibit to the Company's report on Form 10-KSB filed on March 31, 1998.

(3) Incorporated by reference, filed as an exhibit to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form SB-2, filed on April 30, 1998, SEC File No. 333-90.

Except for those exhibits incorporated by reference, all exhibits are filed herewith electronically.

ITEM 9.    UNDERTAKINGS.

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission Pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                    --------  -------
          shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of New Jersey, on April 30, 1998.

                              MILLENNIUM SPORTS MANAGEMENT, INC.

                              By: /s/ Barry M. Levine
                                  ------------------------------------
                                  Barry M. Levine
                                  President and Chief Executive Officer

                              ____________________

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry M. Levine and Robert H. Stoffel, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                 ____________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                     CAPACITY                        DATE
---------                                     --------                   --------------

/s/ Barry M. Levine             President,                               April 30, 1998
----------------------------
Barry M. Levine                 Chief Executive Officer and Director
                                    (principal executive officer)


/s/ Robert H. Stoffel, Jr.      Vice President, Principal Financial      April 30, 1998
----------------------------
Robert H. Stoffel, Jr.          Officer, Principal Accounting Officer
                                and Director (principal financial and
                                accounting officer)

/s/ Barry J. Gordon             Director                                 April 30, 1998
----------------------------
Barry J. Gordon

/s/ Marc H. Klee                Director                                 April 30, 1998
----------------------------
Marc H. Klee

                                 EXHIBIT INDEX




     EXHIBIT
     Number                       Description
     ------                       -----------

        4.1        Specimen Form of Common Stock Certificate.(1)

        4.2        1993 Stock Option Plan.(2)

        4.3        1996 Stock Award Plan.(2)

        4.4        Amendment to 1996 Stock Award Plan.(3)

        5.1        Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel.

       23.1        Consent of Wiss & Company, LLP.

       23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel (contained in Exhibit 5.1).

       25.1 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

______________________________
(1) Incorporated by reference, filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form SB-2, filed on December 16, 1996, SEC File No. 333-90.

(2) Incorporated by reference, filed as an exhibit to the Company's report on Form 10-KSB filed on March 31, 1998.

(3) Incorporated by reference, filed as an exhibit to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form SB-2, filed on April 30, 1998, SEC File No. 333-90.

Except for those exhibits incorporated by reference, all exhibits are filed herewith electronically.